Exhibit 3.33

STATE OF TENNESSEE Tre Hargett, Secretary of State Division of Business Services William R. Snodgrass Tower 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102

DMC - Memphis, LLC STE 610 830 CRESCENT CENTRE DR FRANKLIN, TN 37067-7323	December 26, 2013

Control # 315945	Effective Date: 12/31/2013

Document Receipt

Receipt #: 1244137	Filing Fee:	$400.00

Payment-Check/MO - WALLER LANSDEN DORTCH & DAVIS LLP, Nashville, TN		$300.00
Payment-Check/MO - WALLER LANSDEN DORTCH & DAVIS LLP, Nashville, TN		$100.00

ACKNOWLEDGMENT OF CONVERSION

DMC-MEMPHIS, INC. converted from a TENNESSEE Corporation For-Profit to

DMC - Memphis, LLC

a TENNESSEE Limited Liability Company

This will acknowledge the filing of the attached Articles of Conversion with an effective date as indicated above.

When corresponding with this office or submitting documents for filing, please refer to the control number given above.

You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee.

Tre Hargett
Secretary of State

Processed By: Cynthia Dunn

Phone (615) 741-2286  *  Fax (615) 741-7310  *  Website: http://tnbear.tn.gov/

ARTICLES OF ENTITY CONVERSION

(Domestic Business Corporation to a Domestic Unincorporated Entity) (ss-4612)

Business Services Division Tre Hargett, Secretary of State State of Tennessee 312 Rosa L. Parks Ave., 6th Fl. Nashville, TN 37243 (615) 741-2286 Filing Fee: $100.00	For Office Use Only
Pursuant to the provisions of T.C.A. §48-21-112(a) of the Tennessee Business Corporation Act, the undersigned hereby submits these articles of entity conversion:

1.	Name of corporation immediately before the filling of the articles of entity conversion:

DMC - Memphis, Inc.

Secretary of State Control Number:	0315945

Name to which the corporation is to be changed:	DMC - Memphis, LLC

2.	The type of unincorporated entity that the survivor will be (check one):

☐ General Partnership ☒ Limited Liability Company ☐ Limited Partnership ☐ Business Trust ☐ Joint Stock Association ☐ Unincorporated Nonprofit Association ☐ Other:

3.	The plan of entity conversion was duly approved by the shareholders in the manner required by this chapter and the charter.

4.

If the survivor is a filing entity, attached is the applicable public organic document, except that provisions that would not be required to be included in a restated public organic document may be omitted.

5.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

(Not to exceed 90 days)	Effective Date:	12 / 31 / 2013	Time: 11:45 p.m. CST.
Month Day Year

12/23/13

Signature Date	Signature

Vice President and Secretary	Christopher L. Howard

Signer’s Capacity	Name (printed or typed)

  *Note: Pursuant to T.C.A. §10-7-503 all information on this form is public record.

Submitter Information: Name:	Ann K. Rich, Paralegal	Phone #:	(615) 850-8745

SS-4612 (01/13) TN112 - 01/25/2013 Wolters Kluwer Online	RDA 1678

PLAN OF CONVERSION

OF

DMC-MEMPHIS, INC.

TO

DMC-MEMPHIS, LLC

Pursuant to the provisions of Section 48-21-111 of the Tennessee Business Corporation Act and the Tennessee Revised Limited Liability Company Act, the undersigned, desiring to convert a domestic corporation into a domestic limited liability company, does hereby certify as follows:

1. On or as of the “Effective Time” (as described below), DMC - Memphis, Inc. (the “Corporation”), a Tennessee corporation, shall convert into and continue its existence as DMC - Memphis, LLC (the “LLC”), a Tennessee limited liability company (the “Conversion”).

2. The undersigned intends that the (i) the Plan of Conversion constitute a “plan of liquidation” within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder and (ii) the Conversion shall qualify as a complete liquidation of the Corporation under Section 332 of the Code and Treasury regulations thereunder.

3. Upon the filing of the Certificate of Conversion, all of the shares held by the sole shareholder of the Corporation shall, by virtue of the Conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the Conversion, the ownership of the LLC shall be identical to the ownership of the Corporation immediately prior to the Conversion.

4. As a result of the Conversion and without any action on the part of the Corporation’s sole shareholder, at the Effective Time, all shares of the Corporation shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Corporation’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

5. The Articles of Organization of the LLC are attached as Exhibit A hereto.

6. Notification of the approval of the Conversion shall be deemed to be the execution of the operating agreement by the sole member of the LLC, Acadia Merger Sub, LLC.

7. The Conversion shall be effective as of December 31, 2013 at 11:45 p.m. CST.

[Signatures commence on the following page.]

Dated as of this 20th day of December, 2013.

ACADIA MERGER SUB, LLC

By:
Christopher L. Howard
Vice President and Secretary

EXHIBIT A

ARTICLES OF ORGANIZATION

(Please see attached.)

ARTICLES OF ORGANIZATION

OF

DMC - MEMPHIS, LLC

The undersigned, acting as the organizer of a limited liability company under the Tennessee Revised Limited Liability Company Act, Tennessee Code Annotated, Section 48-249-101, et seq., hereby adopts the following Articles of Organization (the “Articles”) for such limited liability company:

ARTICLE I

The name of the limited liability company is DMC - Memphis, LLC (the “Company”).

ARTICLE II

The address of the initial registered office of the Company shall be 800 S. Gay Street, Knoxville, Tennessee 37929, in Knox County. The name of the Company’s initial registered agent is CT Corporation System.

ARTICLE III

The Company shall be member-managed.

ARTICLE IV

The initial principal executive office of the Company shall be 830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067. The county in which the initial principal executive office is located is Williamson County, Tennessee.

ARTICLE V

At the date of the filing of these Articles, the Company has one (1) member.

ARTICLE VI

The existence of the Company is to begin upon the filing of these Articles.

IN WITNESS WHEREOF, these Articles of Organization have been executed on this 20th day of December, 2013, by the organizer of the limited liability company.

Christopher L. Howard, Organizer